Exhibit 10.3

AMENDMENT No. 1

TO LICENSE AGREEMENT

This Amendment No. 1 to the License Agreement (this “Amendment No. 1”) is made and effective as of the date of execution by the last Party to sign below (the “Amendment Effective Date”), by and between Kura Oncology, Inc., a company organized and existing under the laws of the State of Delaware having a business address at 11119 North Torrey Pines Road, Suite 125, La Jolla, CA 92037 (“Company”), and Janssen Pharmaceutica NV, a company organized and existing under the laws of Belguim having a business address at Turnhoutseweg 30, 2340 Beerse,  Belgium (“Janssen”).  Company and Janssen are each referred to individually as a “Party” and together as the “Parties.”

WHEREAS, on December 18, 2014, Company and Janssen entered into that certain License Agreement, (the “License Agreement”); and

WHEREAS, the Parties now desire to amend the License Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.Definitions and Cross References.  Unless otherwise specified herein, each capitalized term used but not defined in this Amendment No. 1 shall have the meaning assigned to it in the License Agreement, as modified hereby.

2.Modification of Field Definition.  The definition of “Field” in Article 1, Section 1.1, of the License Agreement is hereby deleted in its entirety and replaced with the following:

“Field” means the treatment, prevention, palliation or diagnosis of any human diseases, disorders or medical conditions, excluding any virology diseases, disorders or medical conditions.

3.Representations and Warranties by Janssen.  Janssen represents and warrants to Company as of the Amendment Effective Date:

(a)to the knowledge of Janssen, neither Janssen nor any of Affiliates owns or otherwise controls any Patent Rights necessary or reasonably useful to Develop, Manufacture, use, import, offer for sale, sell, or otherwise Commercialize any Compound or Product as formulated by Janssen for its clinical trials in the Field in the Territory other than those listed on Exhibit 2(A) and Exhibit 2(B);

(b)to the knowledge of Janssen, the Janssen Know-How contained in the records listed in Exhibit 3, includes all Know-How in Janssen’s or its Affiliates’ possession and Control as of the Amendment Effective Date that is necessary or reasonably useful to Develop, Manufacture, use, import, offer for sale, sell, or otherwise Commercialize any Compound or Product in the Field in the Territory;

Exhibit 10.3

(c)to the knowledge of Janssen, the records listed in Exhibit 5 includes all Existing Third Party Agreements material to the Development or Commercialization of any Compound in the Field in the Territory;

(d)Janssen has the right to grant to Company the license under the Janssen Patent Rights and Janssen TM Rights in accordance with Section 2.1(a) and (b);

(e)to the knowledge of Janssen, Janssen has the right to use and disclose and to enable Company to use and disclose (in each case under appropriate conditions of confidentiality) the Janssen Know-How.

4.Entire Agreement; Conflicting Terms.  The Parties hereby confirm and agree that, as amended hereby, the License Agreement remains in full force and effect. To the extent that anything set forth in this Amendment No. 1, either expressly or by interpretation, conflicts with any of the terms or provisions set forth in the License Agreement, the terms of this Amendment No. 1 shall supersede and control.

5.Counterparts.  This Amendment No. 1 may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment No. 1 to be executed by their duly authorized representatives effective as of the Amendment Effective Date.

Janssen Pharmaceutica NV		Kura Oncology, Inc.

By:	/s/ Tom Heyman	By:	/s/ Troy E. Wilson, Ph.D., J.D.

Name:	Tom Heyman	Name:	Troy E. Wilson, Ph.D., J.D.

Title:	President and CEO	Title:	President and CEO

Date:	May 20, 2016	Date:	June 6, 2016

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